UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

YERBAÉ BRANDS CORP.

(Exact name of registrant as specified in charter)

British Columbia, Canada	000-56654	85-2611392
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

18801 N Thompson Peak Pkwy, Suite 380
Scottsdale, AZ 85255
(Address of principal executive offices)

480.471.8391

(Registrant’s telephone number, including area code)

N/A

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 12, 2025, we held a special meeting of shareholders of our company. The final voting results for each of the proposals submitted to a vote of the shareholders are set forth below:

Approval of Arrangement.

At the meeting, the shareholders voted on the approval of the arrangement with Safety Shot, Inc. with the following votes:

For	Against	Withheld/Abtain	Non-Votes
29,772,511	56,361	0	0

MI 61-101 Approval

At the meeting, the shareholders voted on the approval of the arrangement with Safety Shot, Inc. in accordance with Multilateral Instrument 61-101 – Protection of Securitey Holders in Special Transactions (“MI 61-101”) excluding the votes attached to the common shares of our company held by Todd Gibson and Karrie Gibson and their respective affiliates and the common shares held by any other shareholders of our company required to be excuded under MI 61-101 with the following votes:

For	Against	Withheld/Abtain	Non-Votes
9,164,922	56,361	0	0

Item 7.01 Regulation FD Disclosure

On June 13, 2025, we issued a press release announcing the results of the special meeting, a copy of which is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibits 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YERBAÉ BRANDS CORP.

Dated: June 13, 2025	By	/s/Todd Gibson
Todd Gibson, Chief Executive Officer